EXHIBIT 10.2


                               September 12, 2001




Nathan Peck
Chief Administrative Officer
Interplay Entertainment Corp.
16815 Von Karman Ave.
Irvine, CA 92606

        Re:  WAIVER OF FIRST REFUSAL RIGHTS FOR NEVERWINTER NIGHTS

Dear Mr. Peck:

        We are in receipt of the Heads of Agreement (Software Distribution and Sales), dated July 25, 2001, between Interplay Entertainment Corp. ("Interplay") and Infogrames, Inc. ("Infogrames"), and are familiar with the terms of the option (the "Option") contained in Section 9 of the Heads of Agreement.

        As you are aware, under the terms of our International Distribution Agreement, dated February 10, 1999, between Interplay and Virgin Interactive Entertainment Limited ("Virgin"), as amended (the "Distribution Agreement"), Virgin has a first refusal on any sale by Interplay or exclusive license by Interplay involving North America and Europe of up two (2) "Products" (as defined in the Distribution Agreement) in any twelve (12) months period.

        You have requested that we decline to exercise our first refusal rights so that you may offer to make available to Infogrames the title "Neverwinter Nights" for distribution by them in the Virgin Territory (as defined in the Heads of Agreement accordance with the terms of the Option. Virgin will decline to exercise its first refusal rights on the terms contained herein.

        Virgin hereby declines to exercise its first refusal rights with respect to the license by Interplay to Infogrames of exclusive distribution rights to the title "Neverwinter Nights" in the Virgin Territory in accordance with the terms of the Option, provided, however, that this waiver shall only be effective if Infogrames exercises the Option for the entire Virgin Territory before 5:00 p.m. on Saturday, September 22, 2001. If these conditions are not satisfied, this waiver shall have no force or effect, and Virgin reserves the right (but shall not have any obligation) to exercise its first refusal rights for Neverwinter Nights in accordance with its agreement with Interplay.

        The terms of this letter shall be construed and enforced in accordance with California law, without regard to conflicts of laws principles. If the above terms set forth our complete agreement on this subject matter, please counter-sign this letter below and deliver the countersigned letter to me by facsimile.

Signed:

VIRGIN INTERACTIVE ENTERTAINMENT LIMITED

By:  /S/  HERVE CAEN
   --------------------------
Its:  Director
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Agreed:

INTERPLAY ENTERTAINMENT CORP.

By:  /S/ NATHAN PECK
   --------------------------
Its:  CAO
     ------------------------